Exhibit 8.1

Exhibit 8.1 – Subsidiaries of the Company as at December 31, 2005

Building Products		Industrial & Automotive
Air System Components LP	(USA)	Dearborn Mid-West Conveyor Company	(USA)
Aquatic Industries Inc	(USA)	Dexter Axle Company Inc	(USA)
Hart & Cooley Inc	(USA)	Dongfeng-Fuji-Thomson Thermostat Co. Ltd	(China)
Lasco Bathware Inc	(USA)	(ordinary shares – 32% owned)
Lasco Fittings Inc	(USA)	Eifeler Maschinenbau GmbH	(Germany)
NRG Industries, Inc	(USA)	Formflo Ltd	(UK)
Philips Products Inc	(USA)	Gates GmbH	(Germany)
Ruskin Company	(USA)	Gates SA	(France)
Ruskin Air Management Ltd	(UK)	Gates Argentina SA	(Argentina)
Ruskin (Thailand) Company Ltd	(Thailand)	Gates Australia Pty Ltd	(Australia)
		Gates do Brasil Industria e Comercio Ltda	(Brazil)
		Gates Canada Inc	(Canada)
		Gates Europe NV	(Belgium)
		Gates (India) Private Ltd	(India)
		Gates Korea Company Ltd	(Korea)
(ordinary shares - 51% owned)
		Gates Mectrol Inc	(USA)
		Gates Polska S.p.z.o.o.	(Poland)
		Gates PT Spain, SA	(Spain)
		The Gates Rubber Company	(USA)
		Gates Rubber Company (NSW) Pty Ltd	(Australia)
		Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
		Gates Rubber de Mexico SA de CV	(Mexico)
		Gates Rubber (Shanghai) Co Ltd	(China)
		Gates (U.K.) Ltd	(Scotland)
		Gates Unitta Asia Company Ltd (ordinary shares – 51% owned)	(Japan)
		Gates Unitta Asia Trading Company Pte Ltd (ordinary shares – 51% owned)	(Singapore)
		Gates Unitta India Private Company Ltd (ordinary shares – 51% owned)	(India)
		Gates Unitta Korea Company Ltd	(Korea)
(ordinary shares – 51% owned)
		Gates Unitta Power Transmission (Shanghai) Ltd (ordinary shares – 51% owned)	(China)
		Gates Unitta Power Transmission (Suzhou) Ltd (ordinary shares – 51% owned)	(China)
		Gates Unitta (Thailand) Company Ltd. (ordinary shares – 51% owned)	(Thailand)
		Ideal	(USA)
		Ideal International SA* (ordinary shares – 40% owned)	(Mexico)
		L.E. Technologies LLC	(USA)
		Plews/Edelmann	(USA)
		Pyung Hwa CMB Co Ltd (ordinary shares – 21% owned)	(Korea)
		Schrader SA	(France)
		Schrader Bridgeport Brasil Ltda	(Brazil)
		Schrader Bridgeport International Inc	(USA)
		Schrader Duncan Ltd * (ordinary shares – 50% owned)	(India)
		Schrader Electronics Ltd	(Northern Ireland)
		Schrader – Lu Hai Rubber Metal (Kunshan) Co Ltd	(China)
(ordinary shares – 60% owned)
		Stackpole Ltd	(Canada)
		Standard-Thomson Corporation	(USA)
		Stant Manufacturing, Inc	(USA)
		Trico Ltd	(UK)
		Trico Latinoamericana, SA	(Argentina)
		Trico Products Corporation	(USA)
		Trico Pty Ltd	(Australia)

*	Associated undertaking